Exhibit 99.1

news release

October 18, 2016

Thompson Creek Obtains Shareholder Approval

for Arrangement with Centerra Gold Inc.

Denver, Colorado — Thompson Creek Metals Company Inc. (TSX: TCM) (OTCQX: TCPTF) (“Thompson Creek” or the “Company”) is pleased to announce that it has obtained overwhelming shareholder approval for the proposed arrangement (the “Arrangement”) between Thompson Creek and Centerra Gold Inc. (“Centerra”) (TSX:CG) previously announced on July 5, 2016.

Thompson Creek held a special meeting (the “Meeting”) of holders (the “Thompson Creek Shareholders”) of common shares of Thompson Creek this morning. At the Meeting, Thompson Creek Shareholders were asked to consider and, if deemed advisable, pass a special resolution approving the Arrangement between Thompson Creek and Centerra. The Arrangement required approval by at least 66 2/3% of the votes cast by Thompson Creek Shareholders present in person or by proxy at the Meeting. The approval was obtained with approximately 97% of the votes cast by Thompson Creek Shareholders in favor of the special resolution approving the Arrangement. Approval for the advisory vote relating to the compensation of the Company’s named executive officers in connection with the Arrangement was also obtained with approximately 78% of the votes cast by Thompson Creek Shareholders in favor of the resolution. Thompson Creek anticipates returning to the British Columbia court on October 19, 2016 to seek a final order of the court approving the Arrangement. The Arrangement remains subject to terms and conditions of closing, including approval of the court. The Arrangement is expected to be completed on October 20, 2016.

On completion of the Arrangement, Thompson Creek will become a wholly-owned subsidiary of Centerra. Under the terms of the Arrangement, it is expected that on a fully-diluted in-the-money basis, Thompson Creek Shareholders will receive as consideration, common shares representing approximately 8% of Centerra’s issued and outstanding shares following closing. Upon closing of the Arrangement, Thompson Creek shareholders will receive, subject to the terms and conditions of the Arrangement Agreement, 0.0988 of a Centerra common share for each Thompson Creek common share, representing a 32% premium to the closing price of Thompson Creek common shares on the Toronto Stock Exchange (the “TSX”) on July 4, 2016, the last trading date prior to the announcement of the transaction.

Additional information regarding the terms of the Arrangement is set out in Thompson Creek’s proxy statement and management information circular dated September 12, 2016, available under Thompson Creek’s profile at www.sedar.com and www.edgar.com.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a North American mining company.  The Company’s principal operating property is its 100%-owned Mount Milligan Mine, an open-pit copper and gold mine and concentrator in British Columbia. The Company’s molybdenum assets consist of its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and its Langeloth Metallurgical Facility in Pennsylvania.  The Company’s development projects are the Berg and IKE properties, both copper, molybdenum and silver exploration properties located in British Columbia.   The Company’s principal executive office is located in Denver, Colorado.  More information is available at www.thompsoncreekmetals.com.

For more information, please contact:

Pamela Solly

Director, Investor Relations and

Corporate Responsibility

Thompson Creek Metals Company Inc.

Tel: (303) 762-3526

psolly@tcrk.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and applicable Canadian securities legislation, and are intended to be covered by the safe harbors provided by these regulations. All statements other than statements of historical fact set forth or incorporated herein by reference are forward-looking statements. These forward-looking statements may, in some cases, be identified by the use of terms such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Our forward-looking statements may include, without limitation, statements with respect to: the satisfaction or waiver of conditions for the Arrangement, receipt of the final order, and completion of the Arrangement, including the expected closing date of the Arrangement. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.